EX-99.B5

Jackson   National   Life   Insurance   Company
For application questions or assistance, please call 800/777-7779 (8:30 a.m. to 7:00 p.m. ET).

Application for the Perspective Counselor Fixed and Variable Annuity(R) USE DARK INK ONLY

================================================================================
OWNER
--------------------------------------------------------------------------------
Name                      Are you a U.S. citizen? []  Yes      []  No
Social Security Number  []
                                __ __ __ - __ __ - ___ ___ ___ ___
Tax I.D. Number         []
Date of Birth             Age                 Sex
Address (Number and Street)
City                      State               ZIP
Phone                     E-mail Address
(    )
================================================================================
JOINT OWNER
--------------------------------------------------------------------------------
(Proceeds will be distributed on death of first Owner. Spousal Joint Owner has option to continue contract in force.)
Name                      Are you a U.S. citizen? []  Yes      []  No
Social Security Number/Federal I.D.   __ __ __ - __ __ - ___ ___ ___
Date of Birth             Relationship to Owner
================================================================================
ANNUITANT (If other than Owner)
--------------------------------------------------------------------------------
Name (Print as desired in policy)      Are you a U.S. citizen? []  Yes    []  No
Social Security Number/Federal I.D.   __ __ __ - __ __ - ___ ___ ___ ___
Date of Birth             Sex
Address (Number and Street)
City                      State               ZIP
Phone                     E-mail Address
(    )
================================================================================
JOINT ANNUITANT
--------------------------------------------------------------------------------
Name                      Are you a U.S. citizen? []  Yes      []  No
Social Security Number/Federal I.D.   __ __ __ - __ __ - ___ ___ ___ ___
Date of Birth
================================================================================
THE BENEFICIARY
--------------------------------------------------------------------------------
PRIMARY NAME                              ________ %
Date of Birth             Relationship to Owner
Social Security Number/Federal I.D.   __ __ __ - __ __ - ___ ___ ___ ___
--------------------------------------------------------------------------------
PRIMARY NAME                              ________ %
Date of Birth             Relationship to Owner
Social Security Number/Federal I.D.   __ __ __ - __ __ - ___ ___ ___ ___
--------------------------------------------------------------------------------
CONTINGENT NAME                              ________ %
Date of Birth             Relationship to Owner
Social Security Number/Federal I.D.   __ __ __ - __ __ - ___ ___ ___ ___
--------------------------------------------------------------------------------
CONTINGENT NAME                              ________ %
Date of Birth             Relationship to Owner
Social Security Number/Federal I.D.   __ __ __ - __ __ - ___ ___ ___ ___
================================================================================
PREMIUM PAYMENT
--------------------------------------------------------------------------------
Initial Premium with application    $___________________
================================================================================
PREMIUM ALLOCATION (Whole percentages - must total 100%.)
--------------------------------------------------------------------------------
Separate Account Investment Division Option
[]% S&P 500 Index
[]% Mid Cap Index
[]% Russell 2000 Index
[]% EAFE Index
[]% Enhanced S&P 500 Index
[]% Enhanced Intermediate Bond
[]% PPM America/JNL  Money  Market

Fixed  Account Option
1 year  ____%
Subsequent premium payments will be invested as indicated in Premium Allocation above unless the Company is otherwise instructed.
================================================================================
DOLLAR COST AVERAGING
--------------------------------------------------------------------------------
I (We) authorize the Company to transfer the following amount as indicated below (min. $100). Transfers are available from any Contract Option. (Check transfer frequency.)
[] Monthly      [] Quarterly   [] Semiannually    [] Annually
Please make the first transfer on ____/____/____ (m/d/y)
From:                    To:                         Amount
(One only)
_______________________       ______________________  $______________
                              ______________________  $______________
                              ______________________  $______________
================================================================================
DCA+ (Call for Term Options currently available)
--------------------------------------------------------------------------------
DCA+ Term  _______________
Invest  $  _______________  in DCA+ (Available for new money  only.)
Make  first  transfer  on ___  /___  /___  (within  30 days of fund receipt).
From:                         To:                     Percentage
(Fixed Account Option)
_______________________       ______________________  $______________
                              ______________________  $______________
                              ______________________  $______________

If DCA+ is selected, unless the Company is otherwise instructed, subsequent payments will be invested as indicated in the "To" and "Percentage" columns immediately above.
================================================================================
                ARIZONA RESIDENTS, PLEASE NOTE: RIGHT TO EXAMINE

On written  request,  the Company will  provide to the  Contract  Owner within a reasonable time, reasonable factual information regarding the benefits and provisions of this Contract. If for any reason the Contract Owner is not satisfied, the Contract may be returned to the Company or producer within 20 days after delivery, and the Contract Value will be returned.
================================================================================
VDA102                                                               F3717 12/99

================================================================================
Will this annuity  replace any existing  life  insurance or annuity?
[] Yes  [] No Details:
Company ________________
Policy No. _____________
================================================================================
ANNUITY TYPE
--------------------------------------------------------------------------------
                                   Plan Type

[] Non-Tax  Qualified                   [] 401(k) Qualified Savings Plan
[] IRA -- Individual                    [] HR-10 (Keogh)  Plan
[] IRA -- Custodial                     [] Deferred  Compensation
[] IRA -- SEP                           [] 403(b) TSA (Direct Transfer only)
[] IRA -- Roth                          [] Other  __________________
[] Contribution  Year ____________

                                Type of Transfer

[] IRC 1035 Exchange                    [] Non-Direct Rollover
[] Direct Transfer                      [] Roth Conversion
[] Direct Rollover
================================================================================
INCOME DATE
--------------------------------------------------------------------------------
Anticipated  Income/Annuity  Date:  _____/_____/_____
If Income Date is not specified, age 90 (age 70 1/2 for Qualified Plans) will be used.
================================================================================
REBALANCING
--------------------------------------------------------------------------------
Rebalancing  to  begin  on____/____/____  (date).
Rebalancing to my Premium Allocation above should occur:n Monthly n Quarterly n Semiannually n Annually
================================================================================
AUTHORIZATION FOR ELECTRONIC TRANSACTIONS (Please initial)
--------------------------------------------------------------------------------
I (We) hereby authorize electronic transactions, subject to the conditions set forth below:
[]  Yes    []   No         (If  no  election  is  indicated,  the  Company  will
                           default to Yes.)
Jackson National Life Insurance Company (JNL) has procedures designed to provide reasonable assurance that electronic transactions are genuine. Such procedures include requesting identifying information and tape recording telephone communications. If JNL fails to employ reasonable procedures to ensure that electronic transactions are genuine, we may be held liable for such losses. Neither JNL nor its producers or representatives who act on its behalf shall be subject to any claim, loss, liability, cost or expense in connection with an electronic transaction if acted on in good faith in reliance on this authorization.
================================================================================
IMPORTANT:  MAKE ALL CHECKS  PAYABLE  ONLY TO JACKSON  NATIONAL  LIFE  INSURANCE
COMPANY
1. I (We) hereby represent to the best of my (our) knowledge and belief that each of the statements and answers contained above are full, complete and true.
2. I (We) certify that the Social Security or taxpayer identification number shown above is correct.
3. I (We) understand that annuity premiums, benefits, and surrender values, if any, when based on the investment experience of a separate account of JNL, are variable and may be increased or decreased, and the dollar amounts are not guaranteed.
4. I (We) have been given a current Prospectus for this variable annuity contract.
5. The Contract I (we) have applied for is suitable for my (our) insurance investment objective, financial situation and needs.
6. I understand the restrictions imposed by ss. 403 (b)(11) of the Internal Revenue Code, if applicable. I understand the investment alternatives available under my employer's 403(b) plan, to which I may elect to transfer my contract value.

Dated  and  signed  Signature  of  Owner  at   _________________________________
_________________________________________  City State  Signature  of Joint Owner
Title                    on                    _________________________________
_________________________________________  Signature  of Annuitant if other than
Owner                                  _________________________________________
================================================================================
REGISTERED REPRESENTATIVE STATEMENT: (Must check appropriate box.) I have complied with requirements for disclosure and/or replacement as necessary. I certify that I am authorized and qualified to discuss the Contract herein applied for. To the best of my knowledge and belief, this application [] will [] will not replace any life insurance or annuities and is suitable for the above - named owner(s). I have provided a State Replacement form where required.
--------------------------------------------------------------------------------
Producer/Representative's Full Name (Please print)   Phone No.    E-mail Address
__________________________________________________   (   )______  ______________
Address                                         City              State
________________________________________________________________________________
Signature of Producer/Representative     (ID #  -- FL only)       Date
________________________________________________________________________________
Broker/Dealer Name and No.                                   JNL Producer Number
________________________________________________________________________________
================================================================================
PLEASE NOTE: Any person who knowingly, and with intent to defraud any insurance company or other person, files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.In Colorado, any insurance company, or agent of an insurance company, who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding, or attempting to defraud, the policyholder or claimant with regard to a settlement or award payable from insurance proceeds, shall be reported to the Colorado division of Insurance within the Department of Regulatory Agencies.
D.C. RESIDENTS, WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.
FLORIDA RESIDENTS: Any person who knowingly, and with intent to injure, defraud, or deceive any insurer, files a statement of claim or an application containing any false, incomplete or misleading information, is guilty of a felony of the third degree.
NEW JERSEY RESIDENTS: Any person who includes any false or misleading information on an insurance policy is subject to criminal and civil penalties.

                                     [LOGO]
                         Institutional Marketing Group
                    Jackson National Life Insurance Company
                         Home Office: Lansing, Michigan
                            www.jacksonnational.com

                      Jackson National Life Service Center
                     P.O. Box 30386, Lansing, MI 48909-7886
                                  800/777-7779

VDA102                                                               F3717 12/99